Calculation of Filing Fee Tables
S-8
Fossil Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share, to be issued upon settlement of the Inducement RSU Grants	Other	1,793,194	$ 4.03	$ 7,226,571.82	0.0001381	$ 997.99
Total Offering Amounts:						$ 7,226,571.82		$ 997.99
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 997.99
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 ("Registration Statement") covers any additional number of shares of common stock, par value $0.01 per share ("Common Stock"), of Fossil Group, Inc. (the "Company") issuable upon the settlement of restricted stock units ("RSUs") granted to Franco Fogliato, Randy Greben, Joe Martin, and Antonio Carriero (the "Inducement RSU Grants"), by reason of any stock splits, stock dividends or other distribution, recapitalization or similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Represents 1,793,194 shares of Common Stock issuable upon the settlement of the RSUs, consisting of (i) 1,500,000 RSUs granted to Franco Fogliato on October 15, 2024, (ii) 150,000 RSUs granted to Randy Greben on April 15, 2025, (iii) 43,194 RSUs granted to Joe Martin on April 15, 2025, and (iv) 100,000 RSUs granted to Antonio Carriero on April 15, 2025. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company's shares of Common Stock as reported on The Nasdaq Stock Market on May 12, 2026, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources